UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ING EMERGING COUNTRIES FUND

(Name of Registrant as Specified In Its Charter)

MASSACHUSETTS COALITION TO SAVE DARFUR, INC.

(DOING BUSINESS AS:  INVESTORS AGAINST GENOCIDE)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Massachusetts Coalition to Save Darfur, Inc. (d/b/a Investors Against Genocide) will distribute an electronic letter (the “Letter”) beginning on June 6, 2012, to encourage shareholders of the above-listed Registrant (“ING”) to vote in favor of Proposal No. 2 included in the definitive proxy statement filed by ING with the Securities and Exchange Commission dated May 15, 2012 (the “Proposal”). The text and layout of the Letter are filed as Annex 1 hereto.

Additionally, Massachusetts Coalition to Save Darfur, Inc. is filing the text and layout of the webpage (www.change.org/petitions/stop-investing-in-companies-tied-to-genocide) of an electronic petition (the “Petition”) that encourages the public to vote in favor of the Proposal, first available on June 5, 2012, filed here as Annex 2.

Annexes:

Annex 1: Text and layout of the Letter of June 6, 2012.

investorsagainstgenocide.org Raise your voice against investments tied to genocide. Dear Friends, Thank you for your recent support of our work to convince major financial institutions to avoid investments tied to genocide. We are pleased to report that at JPMorgan Chase's annual shareholder meeting on May 15, support for our genocide-free investing proposal increased from last year. This year, 9.14% voted in favor of the genocide-free investing shareholder proposal compared with 7.69% in 2011. As highlighted in this CNNMoney article, both New York and Florida state pension funds announced their support for the proposal in advance of the vote, an unusual step for most institutions. Read and share CNNMoney article: JPMorgan faces backlash over ties to Sudan On June 28, 2012, shareholders at the ING Emerging Countries Funds will vote on whether ING should have a genocide-free investing policy for their fund. ING, like many large financial institutions, invests their customers money in companies which are tied to the genocide in Sudan, despite of their customers desire to avoid such investments. Send a message to help change the status quo on Wall Street Will you take action to convince large financial firms to not invest the hard-earned savings of Americans in companies that support genocide? Send a Tell ING and other financial firms with large Message holdings of companies tied to genocide that you want them to adopt a genocide-free investing policy. Sign the petition ... Spread the Most people are unaware that many financial News firms are making investments in companies tied to genocide. Help us spread the word on Facebook and Twitter and change the status quo on Wall Street. Share now ... Vote Your Shareholders will have opportunities to vote their Proxy proxies in support of genocide-free investing at financial firms, including ING Emerging Countries Fund on June 28, 2012. Read more about pending proposals and the recent vote at JPMorgan Chase ... Take action now to end investments in genocide. Please contact us for any questions about ways to get involved. Thank you for your support. Together we can draw the line at investing in genocide. The Investors Against Genocide Team www.investorsagainstgenocide.org Investors Against Genocide is a project of the Massachusetts Coalition to Save Darfur Inc., a 501(c) (3) charitable organization.

Annex 2: Text and layout of the Petition as of June 5, 2012.

Stop Investing in Companies Tied to GenocideSIGN THIS PETITION First Name Last Name Email Address City StateSelect CountrySelect Outside U.S. Zip Code Why are you signing? Add a reason (optional) . . SIGN SIGN Display my signature publicly Share this signature on Facebook Keep me updated on this campaign and others from Investors Against Genocide By signing, you accept Change.org's terms of service and privacy policy. Signatures 36 out of 5,000 Petitioning Board of Directors (+ 9 others) Petitioningclose Board of Directors (BlackRock) Customer Service (iShares) Fidelity Spokesperson (Vincent Loporchio) Customer service (Fidelity) Investor Relations (Franklin Templeton) Franklin Templeton Corporate Media Contact (Holly Gibson) Chase media contact (Kristin Lemkau) JPMorgan media contact (Darin Oduyoye) JPMorgan Office of Corporate Responsibility (Peter Scher) Secretary, ING Investments (Huey Falgout) Created By Investors Against Genocide About this Petition Petition Letter Petition Updates Many financial institutions invest in a handful of foreign oil companies, such as PetroChina and Sinopec, that help fund the government of Sudan's deadly campaign of violence against millions of its citizens. BlackRock, Fidelity, Franklin Templeton, ING, JPMorgan Chase and Vanguard are investors in both PetroChina and Sinopec. Help us send a strong message to draw the line at genocide. You don't have to be an investor to object. Financial companies want your business now or in the future, so your voice will matter. Sign the petition and send a message to these financial institutions: "I object to financial institutions investing in companies that help to fund genocide." Why People Are Signing

Stop Investing in Companies Tied to GenocideSIGN THIS PETITION  First Name Last Name Email  Address City  StateSelect CountrySelect Outside U.S. Zip Code  Why are you signing? Add a reason (optional)   . .  SIGN SIGN  Display my signature publicly Share this signature on Facebook Keep me updated on this campaign and others from Investors Against Genocide  By signing, you accept Change.org's terms of service and privacy policy. Signatures 36 out of 5,000 Petitioning Board of Directors (+ 9 others)  Petitioningclose Board of Directors (BlackRock) Customer Service (iShares) Fidelity Spokesperson (Vincent Loporchio) Customer service (Fidelity) Investor Relations (Franklin Templeton) Franklin Templeton Corporate Media Contact (Holly Gibson) Chase media contact (Kristin Lemkau) JPMorgan media contact (Darin Oduyoye) JPMorgan Office of Corporate Responsibility (Peter Scher) Secretary, ING Investments (Huey Falgout)  Created By Investors Against Genocide About this Petition Petition Letter Petition Updates  Many financial institutions invest in a handful of foreign oil companies, such as PetroChina and Sinopec, that help fund the government of Sudan’s deadly campaign of violence against millions of its citizens. BlackRock, Fidelity, Franklin Templeton, ING, JPMorgan Chase and Vanguard are investors in both PetroChina and Sinopec. Help us send a strong message to draw the line at genocide. You don’t have to be an investor to object. Financial companies want your business now or in the future, so your voice will matter. Sign the petition and send a message to these financial institutions: “I object to financial institutions investing in companies that help to fund genocide.”  Why People Are Signing Griff Stone 2 months ago0 people like this reason After learning of the Janjaweed's intimidation methods, which includes picking up babies and then bludgeoning them against trees, I am going to move my personal checking account from Chase, and my son's 529 Plan from Merril Lynch (who use Black Rock). Are you listening Jamie and Brian (First names of the CEOs for JP Morgan Chase and Bank of America, respectfully)?  Michael Howell 13 days ago0 people like this reason Don't blur the line between legitimate business and organized crime. The line has been blurred enough!  Edrie Irvine 2 months ago0 people like this reason Alone, I may not be able to stop my company from using Fidelity to administer my 401(k), but I can raise my voice and have others do the same. We will quit you.  Lisa-Beth Harris 11 days ago0 people like this reason 6,000,000 Jews were killed in the Holocaust. This may seem like old news in 2012, but genocide still exists. This is monstrous! American companies should not be investing in foreign oil companies that contribute to a government that slaughters its citizens. More people should know about this. There are plenty of companies in the world and trading in the stock market that do not engage with murderers (even if these investment companies think they are removed from the crimes.) Why not be on the right side of history?  Recent SignaturesJohn Lawrence (Seattle, WA) 2 days agoDenise Tugadi (Nashville, TN) 4 days agoBob Fay (St. Petersburg, FL) 8 days agoFrank McKinney (San Antonio, TX) 8 days agoLisa-Beth Harris (Los Angeles, CA) 11 days agoSally Beard (Seymour, CT) 12 days agoshery mccright-renteria (huntington beach, CA) 13 days agoMichael Howell (Katy, TX) 13 days agoRonald Sverdlove (Princeton, NJ) 15 days agoCassie Sherman (Las Vegas, NV) 15 days agoand 26 more…  Stop investing in companies that help fund genocide  I object to financial institutions investing in companies that help to fund genocide.  I ask that you adopt a genocide-free investing policy to avoid investments like PetroChina and Sinopec.   Research has shown that 88% of Americans do not want any financial ties to companies, such as PetroChina and Sinopec, that help to support genocide. Count me as part of the overwhelming public support for genocide-free investing.  Please be aware that your action in this matter will influence my opinion of your firm and my decisions regarding doing business with you.   [Your name] Press Inquiries

ABOUT MASSACHUSETTS COALITION TO SAVE DARFUR, INC.

Massachusetts Coalition to Save Darfur, Inc. is a qualified tax-exempt 501(c)(3) corporation. Investors Against Genocide is staffed by volunteers and is a project of the Massachusetts Coalition to Save Darfur, Inc. The Massachusetts Coalition to Save Darfur, Inc., its officers and directors, their family members, and affiliates, taken together, own less than 1,000 shares of ING Emerging Countries Fund. The Massachusetts Coalition to Save Darfur, Inc. and its project, Investors Against Genocide, are supporting the proponent of Proposal No. 2 in the 2012 special meeting of shareholders of ING Emerging Countries Fund proxy statement.

IMPORTANT INFORMATION

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM SHAREHOLDERS FOR USE AT THE 2012 SPECIAL MEETING OF SHAREHOLDERS OF ING EMERGING COUNTRIES FUND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY PARTICIPATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS, AT NO CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV OR THE ING WEBSITE AT HTTP://WWW.PROXYVOTE.COM/ING OR BY CONTACTING ING AT 1-800-992-0180.